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                                                                    Exhibit 23.1





                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Orrstown Financial Services, Inc.


     We consent to the incorporation by reference in to previously filed Registration Statements (Form S-4 No. 33-18888, Form S-3 No. 333-53405, Form S-8 No. 333-33714, Form S-8 No. 333-34504 and Form S-8 No. 333-33712) of Orrstown
Financial Services, Inc. of our report dated January 28, 2003, appearing in the 2002 annual report to shareholders incorporated by reference in this Form 10-K of Orrstown Financial Services, Inc. for the year ended December 31, 2002.



                                          /s/SMITH ELLIOTT KEARNS & COMPANY, LLC
                                          --------------------------------------


Chambersburg, PA
March 24, 2003